UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 3, 2017 (March 1, 2017)

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 Travis, Suite 1400, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 1, 2017, the Board of Directors (the “Board”) of Dynegy Inc. (“Dynegy”) approved and adopted the Dynegy Inc. Seventh Amended and Restated Bylaws (the “Seventh Amended and Restated Bylaws”). The Seventh Amended and Restated Bylaws became effective immediately upon their adoption by the Board and amended and restated the Dynegy Inc. Sixth Amended and Restated Bylaws in their entirety.

Sections 15(A) and 15(B) of Article II of the Seventh Amended and Restated Bylaws expand the information, representations and agreements that a stockholder must provide or make to Dynegy when submitting a director nomination or stockholder proposal for consideration at an upcoming stockholders meeting. In addition, the Seventh Amended and Restated Bylaws make certain other clarifications and conforming changes.

The foregoing description of the Seventh Amended and Restated Bylaws is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Seventh Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and the terms of which are incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Dynegy Inc. Seventh Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: March 3, 2017	By:	/s/ Catherine C. James
	Name:	Catherine C. James
	Title:	Executive Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Dynegy Inc. Seventh Amended and Restated Bylaws